SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 12, 2014 (September 9, 2014)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7575 W. Jefferson Blvd., Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 9, 2014, in connection with the closing of the issuance and sale of $700 million aggregate principal amount of 5.125% Senior Notes due 2021 (the “2021 Notes”) and $500 million aggregate principal amount of 5.500% Senior Notes due 2024 (the “2024 Notes” and, together with the 2021 Notes, the “Notes”), referred to in Item 2.03 of this report, Steel Dynamics, Inc. (the “Company”) entered into a Registration Rights Agreement.  A copy of the Registration Rights Agreement is filed as Exhibit 4.21 and incorporated herein by reference.

Pursuant to the terms of the Purchase Agreement (defined below), on September 9, 2014, the Company also entered into an Escrow Agreement with Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”), and Wells Fargo Bank, National Association, as trustee under each of the Indentures (defined below) (the “Escrow Agreement”), pursuant to which the gross proceeds of the offering were deposited into escrow.  The Escrow Agent will release the net proceeds of the offering to the Company immediately prior to the consummation of the Company’s planned acquisition of Severstal Columbus, LLC, announced on July 21, 2014 (the “Acquisition”), or, alternatively, if the Acquisition is not consummated, the Escrow Agent will release the gross proceeds of the offering to the Trustee to fund a special mandatory redemption of the Notes.  A copy of the Escrow Agreement is filed as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 4, 2014, the Company and certain of its subsidiaries entered into a Purchase Agreement (the “Purchase Agreement”) with Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., BMO Capital Markets, PNC Capital Markets LLC, RBS Securities Inc., and Wells Fargo Securities, LLC (the “Initial Purchasers”) relating to the issuance and sale by the Company of the Notes referred to in Item 1.01 of this report. A copy of the Purchase Agreement is filed as Exhibit 4.22 and incorporated herein by reference.

On September 9, 2014, the Company consummated the issuance and sale of the 2021 Notes pursuant to the terms of an Indenture dated as of September 9, 2014, among the Company, certain of its subsidiaries and Wells Fargo Bank, National Association, as Trustee (the “2021 Indenture”) and the 2024 Notes pursuant to the terms of an Indenture dated as of September 9, 2014, among the Company, certain of its subsidiaries and Wells Fargo Bank, National Association, as Trustee (the “2024 Indenture” and, together with the 2021 Indenture, the “Indentures”).  The Notes were offered in a transaction exempt from the registration requirements of the Securities Act of 1933.  The Company intends to use the proceeds of the offering along with cash on hand and credit available under its existing senior secured credit facility to finance the Acquisition. A copy of the 2021 Indenture is filed as Exhibit 4.23 and a copy of the 2024 Indenture is filed as Exhibit 4.24 and each is incorporated herein by reference.

Item 8.01.  Other Events.

On September 9, 2014, Steel Dynamics, Inc. issued a press release titled “Steel Dynamics Announces Completion of Note Offering.”  The full text of the press release is furnished herewith as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 9.01.  Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit Number	Description

4.21	Registration Rights Agreement among Steel Dynamics, Inc., the subsidiaries of the Company listed therein, and Goldman, Sachs & Co.,

Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Morgan Stanley & Co. LLC as representatives of the several initial purchasers as set forth therein, dated September 9, 2014.

4.22

Purchase Agreement among Steel Dynamics, Inc. and the Guarantors named therein, and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., BMO Capital Markets, PNC Capital Markets LLC, RBS Securities Inc., and Wells Fargo Securities, LLC, as Initial Purchasers, dated September 4, 2014.

4.23

Indenture dated September 9, 2014, relating to the 5.125% Senior Notes due 2021, among Steel Dynamics, Inc., as Issuer, the Initial Subsidiary Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee.

4.24

Indenture dated September 9, 2014, relating to the 5.500% Senior Notes due 2024, among Steel Dynamics, Inc., as Issuer, the Initial Subsidiary Guarantors named therein, and Wells Fargo Bank, National Association, as Trustee.

10.1

Escrow Agreement, dated September 9, 2014, among Steel Dynamics, Inc. Wells Fargo Bank, National Association, as escrow agent, and Wells Fargo Bank, National Association, as trustee under each of the Indentures.

99.1	Steel Dynamics, Inc. press release, dated September 9, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

STEEL DYNAMICS, INC.

/s/ Theresa E. Wagler
Date: September 12, 2014	By:	Theresa E. Wagler
	Title:	Executive Vice President and Chief Financial Officer